UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2011

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2011, BSQUARE Corporation (the “Company”) announced that it has extended for an additional year the term of the Microsoft OEM Distribution Agreement for Software Products for Embedded Systems (the “Distribution Agreement”) between the Company and Microsoft Licensing, GP (“MS”), an affiliate of Microsoft Corporation. Under the Distribution Agreement, the Company distributes certain Microsoft Windows Embedded operating systems (the “Licensed Products”) on a non-exclusive basis to original equipment manufacturers (“OEMs”) within the United States, Canada, the Caribbean (excluding Cuba) and Mexico. In addition to this territory, the Company has rights to distribute Microsoft Windows Embedded operating systems to OEMs within the European Union and the European Free Trade Association under a separate agreement signed in March 2011. The Company also has agreements with Microsoft affiliates for worldwide distribution to OEMs of Microsoft Windows Mobile products.

The initial one-year term of the Distribution Agreement began on July 1, 2010, upon expiration of a prior agreement with MS that granted substantially similar rights to the Company. The new renewal term begins on July 1, 2011 and ends on June 30, 2012.

Each OEM is subject to MS’s approval under the terms of the Distribution Agreement, and is required to execute an OEM customer license agreement in the form provided by MS and comply with distribution restrictions imposed by MS. The Company is required to provide support to OEMs for the Licensed Products. For each unit of Licensed Product distributed by the Company, the Company pays MS certain royalties set forth in a royalty rate list posted by MS on a monthly basis. The Company may be required to pay additional royalties if it distributes Licensed Products in violation of the terms of the Distribution Agreement. The Distribution Agreement allows for the audit of the Company’s internal records and processes by MS and its representatives.

The Distribution Agreement includes a limitation of liability in favor of MS, its suppliers and certain other parties according to which the aggregate liability of those parties to the Company for each Licensed Product will not exceed a specified percentage of the amounts actually paid by the Company to MS for that Licensed Product during the term of the Distribution Agreement. This limitation does not apply to attorneys’ fees and expenses incurred by MS in connection with certain indemnification obligations it has under the Distribution Agreement.

In addition to certain rights of each party to terminate the Distribution Agreement for cause, either party may terminate the Distribution Agreement without cause by giving notice a specified number of days in advance.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 29, 2011, issued by BSQUARE Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: June 29, 2011	By:	/s/ Scott C. Mahan
Scott C. Mahan
Vice President, Finance & Operations
and Chief Financial Officer